UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Biostage, Inc.

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BIOSTAGE, INC.

84 October Hill Road, Suite 11

Holliston, Massachusetts 01746-1371

May 7, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Biostage, Inc. to be held on Thursday, June 24, 2021 at 8:30 am. Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and stockholders, the Annual Meeting will be held by virtual meeting only. You will not be able to attend the Annual Meeting in person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BSTG2021, you must enter the control number found on your proxy card, voting instruction or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. We expect to resume in person shareholder meetings in successive years. At the Annual Meeting, we will be voting on the matters described in this Proxy Statement.

We are using the Internet as our primary means of furnishing the proxy materials to our shareholders. This process expedites the delivery of proxy materials, materials remain easily accessible to shareholders, and shareholders receive clear instructions for receiving materials and voting.

We are mailing the Notice of Internet Availability of Proxy Materials to shareholders on or about May 7, 2021. The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 (referred to herein collectively as the Proxy Materials) are available at www.proxyvote.com.

The Notice of Internet Availability of Proxy Materials contains instructions for our shareholders’ use of this process, including how to access our Proxy Statement and 2020 Annual Report and how to vote, including online or by mail. To the extent you receive a proxy card, such proxy card will also contain instructions on how you may also vote by telephone. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may (i) receive a paper copy of the Proxy Statement and the Company’s Annual Report on Form 10-K, if you received only a Notice of Internet Availability of Proxy Materials this year, or (ii) elect to receive your Proxy Statement and Annual Report only over the Internet, if you received them by mail this year.

If you are unable to attend the meeting virtually, it is still important that your shares be represented and voted. To assure your representation at the meeting, regardless of the number of shares you own, PLEASE VOTE THROUGH THE INTERNET, BY TELEPHONE OR BY MAIL. Any shareholder who attends the virtual meeting may vote through the meeting website, even if he or she has voted through the Internet, by telephone or by mail.

The Annual Meeting has been called for the following purposes:

1.                    To elect one Director nominee as a Class II Director, nominated by the Board of Directors for a three-year term, such term to continue until the annual meeting of stockholders in 2024 and until such Director’s successor is duly elected and qualified or until her earlier resignation or removal; and

2.                    To consider and vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Our Board of Directors recommends that you vote “FOR” the election of the nominee of the Board of Directors as a Director of Biostage, Inc.

The Board of Directors has fixed the close of business on April 26, 2021 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT. OUR ANNUAL MEETING WILL BE HELD AS A VIRTUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST TO RECEIVE PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. INSTRUCTIONS REGARDING THE METHODS OF VOTING ARE CONTAINED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

Sincerely,

Hong Yu, President

BIOSTAGE, INC.

84 October Hill Road, Suite 11

Holliston, Massachusetts 01746-1371

(774) 233-7300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 24, 2021

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Biostage, Inc. (the Company) will be held on Thursday, June 24, 2021 at 8:30 a.m. Eastern Time. Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and stockholders, the Annual Meeting will be held by virtual meeting only. You will not be able to attend the Annual Meeting in person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BSTG2021, you must enter the control number found on your proxy card, voting instruction or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. We expect to resume in person shareholder meetings in successive years. The Annual Meeting will have the following purposes:

1.	To elect one Director Nominee as a Class II Director, nominated by the Board of Directors for a three-year term, such term to continue until the annual meeting of stockholders in 2024 and until such Director’s successor is duly elected and qualified or until her earlier resignation or removal; and

2.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 26, 2021 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of our Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Each of the items of business listed above is more fully described in the proxy statement that accompanies this notice.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

The Board of Directors of Biostage, Inc. recommends that you vote “FOR” the election of the nominee of the Board of Directors as a Director of Biostage, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting to be Held on Thursday, June 24, 2021: The Proxy Statement and 2020 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2020, are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

By Order of the Board of Directors,

Hong Yu President

Holliston, Massachusetts

May 11, 2021

YOUR VOTE IS IMPORTANT. OUR ANNUAL MEETING WILL BE HELD AS A VIRTUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST TO RECEIVE PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING. INSTRUCTIONS REGARDING THE METHODS OF VOTING ARE CONTAINED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

Biostage, Inc.

Notice of 2021 Annual Meeting of Stockholders,

Proxy Statement and Other Information

i

BIOSTAGE, INC.

84 October Hill Road, Suite 11

Holliston, Massachusetts 01746-1371

(774) 233-7300

PROXY STATEMENT

Annual Meeting of Stockholders to Be Held on Thursday, June 24, 2021

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Biostage, Inc. (we or the Company) for use at the Annual Meeting of Stockholders of the Company to be held on June 24, 2021 at 8:30 a.m. Eastern Time. Due to the continuing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners and stockholders, the Annual Meeting will be held by virtual meeting only. You will not be able to attend the Annual Meeting in person. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/BSTG2021, you must enter the control number found on your proxy card, voting instruction or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. We expect to resume in person shareholder meetings in successive years.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon:

1. The election of one Director Nominee as a Class II Director, nominated by the Board of Directors for a three-year term, such term to continue until the annual meeting of stockholders in 2024 and until such Director’s successor is duly elected and qualified or until her earlier resignation or removal; and

2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Under rules and regulations of the Securities and Exchange Commission (SEC) instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner of our common stock, we are furnishing proxy materials, which include our Proxy Statement and Annual Report, to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail.

The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders of the Company on or about May 11, 2021, in connection with the solicitation of proxies for the Annual Meeting.

The Board of Directors has fixed the close of business on April 26, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the Record Date). Only holders of record of Common Stock, par value $.01 per share, of the Company (the Common Stock) at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 9,388,407 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. As of the Record Date, there were approximately 150 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter properly submitted at the Annual Meeting.

The presence, virtually online or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy, properly deliver proxies via the Internet or telephone, or attend the Annual Meeting virtually will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum.

Consistent with applicable law, we intend to count abstentions and broker non-votes only for the purpose of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” refers to shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter. Applicable rules no longer permit brokers to vote in the election of Directors if the broker has not received instructions from the beneficial owner. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

With respect to the election of the Class II director in Proposal 1, such director is elected by a plurality of the votes cast if a quorum is present. Votes may be cast for the director or withheld. In a plurality election, votes may only be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the person receiving the highest number of “FOR” votes will be elected as a director. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger percentage of votes.

The corporate actions described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via the Internet or mail. To the extent you receive a proxy card, such proxy card will also contain instructions on how you may also vote by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

We encourage you to vote either online, by telephone or by completing, signing, dating and returning a proxy card or if you hold your shares through a brokerage firm, bank or other financial institution, by completing and returning a voting instruction form. This ensures that your shares will be voted at the Annual Meeting and reduces the likelihood that we will be forced to incur additional expenses soliciting proxies for the Annual Meeting.

Voting over the Internet, by telephone or mailing a proxy card will not limit your right to vote virtually online or to attend the Annual Meeting virtually. Any record holder as of the Record Date may attend the Annual Meeting virtually and may revoke a previously provided proxy at any time by: (i) executing and delivering a later-dated proxy to the corporate secretary at Biostage, Inc., 84 October Hill Road, Suite 11, Holliston, Massachusetts 01746-1371; (ii) delivering a written revocation to the corporate secretary at the address above before the meeting; or (iii) voting virtually online through the Annual Meeting website.

Beneficial holders who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the virtual Annual Meeting virtually and vote through the Annual Meeting website should contact their brokerage firm, bank or other financial institution holding shares of Common Stock on their behalf in order to obtain a “legal proxy”, which will allow them to vote through the Annual Meeting website. Attendance at the virtual Annual Meeting will not, by itself, revoke a proxy.

You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BSTG2021. To be admitted to the Annual Meeting, you must enter the control number found on your proxy card, voting instruction form or notice you received. You also will be able to vote your shares electronically prior to or during the Annual Meeting.

If you want to submit a question during the Annual Meeting, log into www.virtualshareholdermeeting.com/BSTG2021, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be read and answered during the meeting, subject to time constraints.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page. Our Board of Directors recommends an affirmative vote on all proposals specified in the notice for the Annual Meeting. Proxies will be voted as specified. If your proxy is properly submitted, it will be voted in the manner you direct. If you do not specify instructions with respect to any particular matter to be acted upon at the meeting, proxies will be voted in favor of the Board of Directors’ recommendations.

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting to be Held on Thursday, June 24, 2021: The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, are available at www.proxyvote.com. The Annual Report, however, is not part of the proxy solicitation material.

PROPOSAL 1

ELECTION OF DIRECTOR

The Board of Directors of the Company currently consists of five members and is divided into three classes of Directors, with one Director in Class I, two Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by our stockholders at each annual meeting to succeed the Directors of the same class whose terms are then expiring.

At the Annual Meeting, one Class II Director, nominated by the Board of Directors, will stand for election to serve until the 2024 annual meeting of stockholders and until her successor is duly elected and qualified or until her earlier resignation or removal. Dr. Wei Zhang who is currently a Class II Director is not standing for re-election and his term will end immediately prior to the Annual Meeting at which time the Board of Directors will consist of four members.

The Board of Directors has nominated Ms. Ting Li for election as a Class II Director of the Company. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy “FOR” the election of Ms. Li. The nominee has agreed to stand for election and, if elected, to serve as Director. However, if such person nominated by the Board of Directors is unable to serve or will not serve, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Vote Required

The affirmative vote of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the election of the nominee as a Class II Director of the Company.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING NOMINEE OF THE BOARD OF DIRECTORS: MS. TING LI. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “FOR” THE NOMINEE UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

INFORMATION REGARDING DIRECTORS

Set forth below is certain information regarding the Directors of the Company and individual nominated to serve as a Director, based on information furnished to the Company by each Director. The biographical description below for each Director or Director nominee includes his or her age, all positions he or she holds with the Company, his or her principal occupation and business experience over the past five years, and the names of other publicly-held companies for which he or she currently serves as a director or has served as a director during the past five years. The biographical description below for each Director or Director nominee also includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a director of the Company. In addition to such specific information, we also believe that all of our Directors and Director nominee have a reputation for integrity, honesty and adherence to high ethical standards. Further, they have each demonstrated business acumen and an ability to exercise sound judgment as well as a commitment of service to the Company and our Board.

Although we are not listed on the NASDAQ Stock Market (“NASDAQ”), the Board of Directors has determined that all of our Directors are “independent” as such term is currently defined by applicable NASDAQ rules, except for our Chairman Jason Jing Chen, who does not currently qualify as independent based on his relationships with our largest shareholder, DST Capital LLC, and its affiliates.

During 2020, there were several changes to the Board of Directors, including the resignations of James McGorry on February 3, 2020, Matthew Dallas on February 7, 2020, and Jeffrey Young on September 3, 2020.

Board Designation Rights

As previously disclosed, a change in control of the Company may be deemed to have occurred on December 27, 2017. On that date, the Company entered into a Securities Purchase Agreement with Bin Zhao (including such investor’s designees, the “Investors”), pursuant to which the Company issued to Investors in a private placement (the “Private Placement”) (i) 518,000 shares of the Company’s Common Stock at a price of $2.00 per share (ii) 3,108 shares of Series D Convertible Preferred Stock, and (iii) warrants to purchase 3,108,000 shares of Common Stock (the “Warrants”).

The Warrants have an exercise price of $2.00 per share, subject to adjustments as provided under the terms of the Warrants, and are immediately exercisable. The Warrants are exercisable for five years from the issuance date. As of April 26, 2021, based on the exercise of such warrants through such date, warrants to purchase 775,000 shares of Common Stock remain outstanding. The Series D Preferred Stock has been fully converted into Common Stock.

In connection with the Private Placement, the Company agreed to grant board representation and nomination rights to the Investors as a group so long as such Investors own at least ten percent of the outstanding Common Stock of the Company (assuming issuance of all shares underlying the Warrants). The number of board designees that such Investors have the right to appoint and be elected to our Board of Directors is tied to the aggregate amount of the outstanding Common Stock of the Company that the Investors own. Such number of board designees is two if the Investors own ten percent or more of the outstanding Common Stock but less than fifty percent, and if the Investors own more than fifty percent, the number is limited to the minimum amount that ensures that the designees of the Investors constitute a majority of the members of our Board of Directors.

The current Board members who are designees of the Investors are our Chairman, Jason Jing Chen, and Dr. Wei Zhang, who is not standing for re-election.

Directors of Biostage, Inc.

The following information is current as of April 26, 2021, based on information furnished to the Company by each Director:

Director Name	Age	Position with the Company	Since
Class I Director – Term expires 2023
James Shmerling, DHA, FACHE (1)(2)(3)	66	Director	2018

Class II Directors – Term expires 2021
Ting Li *	44	Director	2018
Wei Zhang, MD, Ph.D. ** (2)(3)	49	Director	2018

Class III Director – Term expires 2022
Jason Jing Chen	59	Chairman	2018
Herman Sanchez (1)	46	Director	2021

*	Nominated to Serve a Term Expiring 2024
**	Dr. Zhang is not standing for re-election.

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Governance Committee

Class I Director —Term Expiring in 2023

James Shmerling, DHA, FACHE — Director

Dr. Shmerling has served as a member of our Board of Directors since March 29, 2018 and is the Chairman of the Audit Committee. Dr. Shmerling is also a member of the Compensation Committee and the Chairman of the Governance Committee. Dr. Shmerling has served as the President and Chief Executive Officer of Connecticut Children’s Medical Center since October 2015. Dr. Shmerling is a seasoned executive who has worked in leadership roles at several pediatric hospitals around the United States during his career. For over three decades, he has served in management roles at children’s hospitals across the country and is nationally recognized as a leader in issues concerning children’s health and wellness. Prior to joining Connecticut Children’s, Dr. Shmerling spent eight years as the Chief Executive Officer of Children’s Hospital Colorado. Before that, he was the Executive Director and Chief Executive Officer of the Monroe Carell Jr. Children’s Hospital at Vanderbilt from 2002 to 2007. Dr. Shmerling is a Fellow in the American College of Health Care Executives (ACHE). He is an adjunct faculty member in the Hospital Administration programs, University of Alabama at Birmingham. Dr. Shmerling received a B.S. in Health Education from the University of Tennessee, an M.S. in Hospital and Health Administration from the University of Alabama in Birmingham, an M.B.A. from Samford University and a Doctorate of Health Administration from the Medical University of South Carolina. We believe Dr. Shmerling’s qualifications to sit on our Board of Directors include his extensive leadership experience at children’s hospitals and his status as a leader in issues concerning children’s health and wellness.

Nominee for Election as Class II Director — Nominated to Serve a Term Expiring in 2024

Ting Li — Director

Ms. Li has served as a member of our Board of Directors since November 6, 2018. Ms. Li brings over 20 years of investment banking experience, building relationships between customers and enterprises. Ms. Li is currently a managing partner at Donghai Securities Co., Ltd, a top asset management company in China, and also serves as the Vice President of the Jilin Enterprise Chamber of Commerce and advisor of the School of Continuing Education of Tsinghua University. Ms. Li holds a bachelor degree in accounting from China’s Changchun Taxation College in Changchun, Jilin Province, and a master’s degree in software engineering from Jilin University, also in Changchun. We believe Ms. Li’s qualifications to sit on our Board of Directors include her extensive education and investment banking experience.

Class II Director —Term Expiring immediately prior to Annual Meeting

Wei Zhang, MD, Ph.D. — Director

Dr. Zhang has served as a member of our Board of Directors since May 23, 2018. Dr. Zhang is a member of the Governance Committee and the Chairman of the Compensation Committee. Dr. Zhang is currently the Senior Vice President, Chief Strategy Officer, for Wuxi Apptec. Prior to Wuzi Apptec, Dr Zhang served as a faculty director for Global Executive Program at Peking University where he has led company specific programs across the world, and his clients include Novartis, Nestle, IBM, Johnson & Johnson, Roche, Marsh & McLennan etc. Dr. Zhang was a permanent faculty of management at China Europe International Business School (CEIBS) from 2008 to 2012 and was the founding director of CEIBS Center for Health Care Policy and Management. He was also a Distinguished Bing Fellow of Health Economics at RAND (US) in 2008 and has been an adjunct faculty at Peking University School of Government. Dr. Zhang received his Ph.D. in Health Policy from Harvard University (an interfaculty program between Graduate School of Arts and Sciences, Business School, Kennedy School of Government, and Medical School), and M.D. from Peking Union Medical College (founded by Rockefeller Foundation in 1918). We believe that Dr. Zhang’s qualification to sit on our Board of Directors include his broad expertise and leadership experience in business model innovation, leading strategy transformation, non-market strategy, and health care innovation.

Class III Directors —Term Expiring in 2022

Jason Jing Chen — Chairman

Mr. Chen has served as a member of our Board of Directors since February 6, 2018. Mr. Chen has served as Senior Vice President of Business Development of Digitone Group, and Chief Executive Officer of its subsidiary DST Robotics Co Ltd. since October 2014. Prior to joining Digitone, Mr. Chen worked for Formica, as the General Manager of its Greater China business, from December 2010 to October 2014. Mr. Chen served as Vice President for Barco Great China and General Manager for the Security & Monitoring Division — China for Barco, Inc., a global company that develops networked solutions for the entertainment, enterprise and healthcare markets, from March 2008 to November 2009. Prior to joining Barco, Mr. Chen was the General Manger of the China and Hong Kong region for Waters Corporation from January 2005 to March 2008 where, among other managerial responsibilities, he was responsible for developing and implementing marketing strategies to grow the Chinese market. Prior to his time at Waters Corporation, Mr. Chen held various managerial roles of increasing importance at Hilti China. Mr. Chen began his career as an electrical engineer at Capital Iron & Steel Co. Mr. Chen received his MBA from Brigham Young University and has a B.S. in Electrical Engineering from the North China University of Technology, Beijing, China. We believe Mr. Chen’s qualifications to sit on our Board of Directors include his broad expertise and leadership experience in global commerce.

Herman Sanchez

Mr. Sanchez has served as a member of our Board of Directors since January 19, 2021 and is a member of the Audit Committee. Mr. Sanchez has been working in the life sciences industry for over 20 years in various positions including designing and running randomized trial research, optimizing of clinical administration of health services, and working as a strategic consultant to the life sciences industry. He is currently a Senior Partner helping run Trinity Life Sciences’ strategy consulting business. Mr. Sanchez joined Trinity over a decade ago and has worked closely with clients to support strategic decision making across the product lifecycle. In his work consulting for pharmaceutical/biotech and medical device companies he has covered several diseases/therapeutic areas including oncology, rare and ultra-rare diseases, cell therapies, cardiovascular, diabetes, alcohol abuse/dependence, neurological, orthopedic, and renal diseases. Mr. Sanchez has been published in peer-reviewed publications on various topics including renal disease, patient epidemiology, medication adherence, suicidal ideation, minority patient recruiting, alcohol use/abuse and depression/anxiety treatment. Mr. Sanchez, prior to working in the life sciences industry, earned an MBA from the Tuck School of Business at Dartmouth College and an AB in Psychology from Harvard University. We believe that Mr. Sanchez’s qualifications to sit on our Board of Directors include his broad expertise and leadership experience in the life sciences industry, specifically in relation to trial research, clinical matters and product strategy.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

During the year ended December 31, 2020, our Board of Directors held six meetings. Other than Ms. Li and Mr. McGorry, each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of which he or she was a member. The Board of Directors encourages Directors to attend in person, or virtually if being conducted only virtually, the Annual Meeting of Stockholders of the Company, or Special Meeting in lieu thereof, or, if unable to attend in person, to participate by other means, if practicable. In recognition of this policy, the Board of Directors typically schedules a regular meeting of the Board of Directors to be held on the date of, and immediately following, the Annual Meeting of Stockholders. All of the Directors in office at the time attended (virtually or telephonically) the 2020 Annual Meeting of Stockholders held on June 18, 2020. The non-employee Directors meet regularly in executive sessions outside the presence of management.

Jason Jing Chen serves as the Chairman of the Board. Among other things, the Chairman provides feedback to the Chief Executive Officer on executive sessions and facilitates discussion among the independent directors outside of meetings of the Board of Directors. The Chief Executive Officer is responsible for the day-to-day management of our Company and the development and implementation of our Company’s strategy. Our Board of Directors currently believes that separating the roles of Chief Executive Officer and Chairman contributes to an efficient and effective board. Our Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board be either combined or separated, because the Board currently believes it is in the best interests of our Company to make this determination based on the position and direction of our Company and the constitution of the Board and management team. From time to time, the Board will evaluate whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated. The Board has determined that having separate roles of our Company’s Chief Executive Officer and Chairman is in the best interest of our stockholders at this time.

The Board of Directors has established an Audit Committee, a Compensation Committee and a Governance Committee.

The Board of Directors continuously evaluates the membership and role of each of the committees of the Board of Directors, as well as the charters governing the same.

Audit Committee

The Audit Committee currently consists of Dr. Shmerling and Mr. Sanchez. Mr. Dallas and Mr. Young resigned from the Audit Committee on February 3, 2020 and September 3, 2020, respectively. Dr. Shmerling serves as the Chairman. The Audit Committee is comprised entirely of independent Directors and it operates under a Board-approved charter that sets forth its duties and responsibilities. The Audit Committee met six times during 2020.

Under its charter, the Audit Committee is responsible for, among other things:

•	reviewing with the independent registered public accounting firm and management the adequacy and effectiveness of internal controls over financial reporting and related matters;

•	reviewing and consulting with management and the independent registered public accounting firm on matters related to the annual audit, the annual and quarterly financial statements and related disclosures, earnings releases and related accounting principles, policies, practices and judgments;

•	making a recommendation to the Board as to whether our audited financial statements should be included in our Annual Report on Form 10-K;

•	appointing, retaining and terminating, and determining compensation of, the Company’s independent auditors;

•	assurance of the regular rotation of audit partners, including any lead and concurring partners, in accordance with applicable laws and regulations;

•	preparation of the Audit Committee report required to be included in our annual proxy statement;

•	reporting matters that arise relating to quality or integrity of our financial statements, legal compliance, performance of the independent auditors and other matters, to the Board and reviewing such matters with the Board; and

•	the oversight of the Company’s independent auditors and the evaluation of the independent auditors’ qualifications, performance and independence, including performance of the lead audit partner, and reporting of such evaluation to the Board.

The Audit Committee is responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management. The Board and the Audit Committee discuss matters relating to risks that arise or may arise.

The Audit Committee is also responsible for, and has established policies and procedures with respect to, the pre-approval of all services provided by the independent auditors. When assessing the independence of our auditors, the Audit Committee considers the independent registered public accounting firm’s provision of non-audit services to the Company.

The Audit Committee has also established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company. The Board of Directors and the Audit Committee adopted a Code of Business Conduct and Ethics, a current copy of which is available on the Corporate Governance page in the Investor section of our website at www.biostage.com.

With respect to the Company’s independent registered public accounting firm, in accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. Our Audit Committee is involved in the selection of the lead audit partner. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chairman of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management.

The Board of Directors has determined that all members of the Audit Committee are “independent” as such term is currently defined by NASDAQ rules (although we are not listed on the NASDAQ), meet the criteria for independence set forth under the rules of the SEC, and are able to read and understand fundamental financial statements. The Board of Directors has also determined that Dr. Shmerling qualifies as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee Charter is available on the Corporate Governance page in the Investors section of our website at www.biostage.com. Please note that the information contained on the Company website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Compensation Committee

The Compensation Committee currently consists of Dr. Shmerling and Dr. Zhang, who serves as the Chairman. The Compensation Committee is comprised entirely of independent Directors and it operates under a Board-approved charter that sets forth its duties and responsibilities. In light of the authority of the Board of Directors as to compensation matters, the Compensation Committee did not hold a formal meeting in 2020 but did act by written consent to review its charter. The Board of Directors will continue to evaluate the role of the Compensation Committee and to the extent advisable, will appoint additional directors to serve as members of the Compensation Committee.

The Compensation Committee assists the Board with determining and overseeing the execution of our compensation philosophy and overseeing the administration of our executive compensation programs. Its responsibilities also include assisting the Board with oversight as to the Company’s compensation and benefit plans and policies, retaining or terminating committee advisors, independence evaluation of compensation advisors, administering its stock plans (including reviewing and approving equity grants) and reviewing and approving annually all compensation decisions for the Company’s executive officers, including the Chief Executive Officer and the Chief Financial Officer.

Although we are not listed on the NASDAQ, the Board of Directors has determined that all members of the Compensation Committee are “independent” as such term is currently defined by NASDAQ rules.

The Compensation Committee Charter is available on the Corporate Governance page in the Investors section of our website at www.biostage.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Governance Committee

The current members of the Governance Committee are Dr. Zhang and Dr. Shmerling, who serves as the Chairman. The Governance Committee is comprised entirely of independent directors and it operates under a Board-approved charter that sets forth its duties and responsibilities. In light of the authority of the Board of Directors as to governance matters, the Governance Committee did not hold a formal meeting in 2020 but did act by written consent to review its charter and make recommendations to the Board as to the nominee for director at the Company’s 2020 annual meeting of stockholders. The Board of Directors will continue to evaluate the role of the Governance Committee and to the extent advisable, appoint one or more additional directors to serve as members of the Governance Committee.

Under the terms of its charter, the Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria recommended by the Governance Committee and approved by the Board of Directors, and recommending that the Board of Directors select the director nominees for election at each annual meeting of stockholders. Its responsibilities also include recommending to the Board of Directors the criteria for membership on Board Committees. The Governance Committee is also responsible for reviewing all stockholder nominations and proposals submitted to the Company, determining whether such nominations or proposals were timely submitted and assisting the Board of Directors with such corporate governance matters as the Board of Directors may request.

In identifying and evaluating nominees for the Board of Directors, the Governance Committee may solicit recommendations from any or all of the following sources: non-management Directors, including our Chairman, the Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. In addition, the Governance Committee has established a policy that it will review and consider any Director candidates who have been recommended by securityholders in compliance with certain procedures established by the Governance Committee. The procedures to be followed by securityholders in submitting such recommendations are described in the section entitled “Submission of Securityholder Recommendations for Director Candidates” included in this Proxy Statement. The Governance Committee will review and evaluate the qualifications of any such proposed Director candidate and conduct inquiries it deems appropriate.

The Governance Committee will evaluate all such proposed Director candidates, including those recommended by securityholders in compliance with the procedures established by the Governance Committee, in the same manner, with no regard to the source of the initial recommendation of such proposed Director candidate. When considering a potential candidate for membership on the Board of Directors, the Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Governance Committee deems appropriate or advisable, including, among other things, the skills of the proposed Director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each nominee must have high personal and professional integrity, have demonstrated ability and judgment, and be effective, in conjunction with the other Directors and nominees, in collectively serving the long-term interests of the stockholders. Although there is no specific policy regarding the consideration of diversity in identifying director nominees, the Governance Committee may consider whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The Governance Committee also may consider whether the nominee has direct experience in the biotechnology, pharmaceutical and/or life sciences industries or in the markets in which the Company operates.

Although we are not listed on the NASDAQ, the Board of Directors has determined that all members of the Governance Committee are “independent” as such term is currently defined by NASDAQ rules.

The Governance Committee Charter is available on the Corporate Governance page in the Investor section of our website at www.biostage.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

The Board’s Role in Risk Oversight

Risks to the Company are discussed by the Board of Directors during the year. Management is responsible for the day-to-day management of risks we face, while the Board, as a whole and through its Committees, oversees risk management. The Audit Committee is responsible for reviewing and discussing with management our policies with respect to risk assessment and risk management. The Board of Directors and the Audit Committee review and discuss, including with management, risks that arise or may arise, including in relation to legal, compliance and cyber-security. For example, the Audit Committee discusses financial risk, including with respect to financial reporting and internal controls, with management and our independent registered public accounting firm and the steps management has taken to minimize those risks. Our Board of Directors also administers its risk oversight function through the required approval by the Board (or a Committee of the Board) of significant transactions and other material decisions.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all Directors, officers and employees of our Company and its subsidiaries including, without limitation, the Chairman of the Board, the President, Vice President of Finance, Chief Scientific Officer, as well as any Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct and Ethics is available on the Corporate Governance page in the Investor section of our website at www.biostage.com. We intend to post any amendments to or waivers from this Code of Business Conduct and Ethics at this location on our website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered a part of, this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or any future filing with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of the Company submit this report in connection with the committee’s review of the financial reports of the Company for the fiscal year ended December 31, 2020 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2020.

2.	The Audit Committee has discussed with representatives of RSM US LLP the matters required to be discussed with them by applicable requirements of Public Company Accounting Oversight Board Auditing Standard No. 16.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountant required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

James Shmerling, DHA, FACHE, Chairman of the Audit Committee
Herman Sanchez

EXECUTIVE COMPENSATION

We are smaller reporting company and as a result, we have elected to comply with the reduced disclosure requirements applicable to smaller reporting companies in accordance with SEC rules. At the end of fiscal 2020, we had three named executive officers, being Hong Yu, our President and acting principal executive officer, William Fodor, Ph.D., our Chief Scientific Officer, and James Mastridge, our former interim Vice President of Finance. Dr. Fodor was a named executive officer during the entire fiscal year ended December 31, 2020. Where applicable, we have also included certain executive compensation disclosure in relation to James McGorry, our former Chief Executive Officer, and Peter Chakoutis, our former Vice President of Finance, each who served in such capacities during a portion of fiscal 2020.

Management Transitions

In February 2020, Mr. McGorry resigned from his positions as the Company’s Chief Executive Officer and a director. In connection with Mr. McGorry’s separation, the Company and the former executive entered into a separation agreement which included severance benefits described in more detail below. On October 29, 2020, in connection with its engagement of Danforth Advisors, LLC, the Company appointed James Mastridge as interim Vice President of Finance. In connection with Mr. Mastridge’s appointment, the Company determined that Peter Chakoutis, the Company’s former Vice President of Finance, who had been on temporary leave of absence for personal reasons at such time, would not be returning to the Company. On January 29, 2021 Danforth Advisors, LLC terminated its consulting arrangement with the Company and as a result thereof Mr. Mastridge ceased serving as our interim Vice President of Finance.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the present and former named executive officers listed below for services rendered in all capacities during the fiscal years ended December 31, 2019 and December 31, 2020.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(2)	All Other Compensation		Total
Hong Yu	2020	$150,000	—	—	$7,950	(3)	$157,950
President	2019	$150,000	—	—	$7,950	(4)	$157,950
William Fodor, PhD	2020	$305,000	—	—	$17,151	(5)	$322,151
Chief Scientific Officer	2019	$305,000	—	—	$17,151	(6)	$322,151
James McGorry	2020	$220,000			$3,100	(7)	$223,100
Former Chief Executive Officer	2019	$375,000	—	—	$20,651	(8)	$395,651
James Mastridge	2020	—	—	—	$57,037	(9)	$57,037
Former interim Vice President of Finance	2019	—	—	—	—		—
Peter Chakoutis	2020	$155,000	$121,800	$134,436	$8,450	(10)	$419,686
Former Vice President of Finance	2019	$181,923	—	$57,492	$9,896	(11)	$249,311

(1)	Based on the aggregate grant date fair value computed in accordance with the provisions of FASB ASC 718, “Compensation — Stock Compensation”, excluding the impact of estimated forfeitures. Assumptions used in the calculation of this amount are set forth under Share-Based Compensation in Note 13 to our audited financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13, 2021.

(2)	Based on the aggregate grant date fair value computed in accordance with the provisions of FASB ASC 718, “Compensation — Stock Compensation”, excluding the impact of estimated forfeitures. Assumptions used in the calculation of this amount are set forth under Share-Based Compensation in Note 13 to our audited financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 19, 2021.

(3)	Amount represents $7,500 for matching contributions made by the Company to Mr. Yu’s tax-qualified 401(k) Savings Plan account and premiums in the amount of $450 for a life insurance policy.

(4)	Amount represents $7,500 for matching contributions made by the Company to Mr. Yu’s tax-qualified 401(k) Savings Plan account and premiums in the amount of $450 for a life insurance policy.

(5)	Amount represents $15,250 for matching contributions made by the Company to Dr. Fodor’s tax-qualified 401(k) Savings Plan account and premiums in the amount of $1,901 for a life insurance policy.

(6)	Amount represents $15,250 for matching contributions made by the Company to Dr. Fodor’s tax-qualified 401(k) Savings Plan account and premiums in the amount of $1,901 for a life insurance policy.

(7)	Amount represents $2,800 for matching contributions made by the Company to Mr. McGorry’s tax-qualified 401(k) Savings Plan account and premiums in the amount of $300 for a life insurance policy. In connection with Mr. McGorry’s resignation in February 2020, Mr. McGorry entered into a separation and release agreement with the Company which included the following severance benefits, which in certain instances represented a modification from the requirements of Mr. McGorry’s employment agreement in relation to a termination without cause: (a) six months of his base salary paid in equal monthly installments over the course of twelve months; (b) a grant of a fully vested non-qualified stock option to purchase 80,000 shares of common stock of the Company with an expiration date eighteen months following the effective date of his resignation, (c) acceleration of vesting of certain outstanding equity awards; and (d) that the outstanding vested options would be exercisable until the earlier of eighteen months following such effective date and the respective scheduled expiration date of such options. In addition, Mr. McGorry was paid for unused vacation days. These amounts are included in the column headed “All Other Compensation.

(8)	Amount represents $18,750 for matching contributions made by the Company to Mr. McGorry’s tax-qualified 401(k) Savings Plan account and premiums in the amount of $1,901 for a life insurance policy.

(9)	Amount represents $57,037 paid to Danforth Advisors, LLC relating to the consulting arrangement under which Mr. Mastridge, a representative of Danforth Advisors, LLC, was engaged as our interim Vice President of Finance. Pursuant to such consulting arrangement the Company paid Danforth Advisors, LLC an hourly rate of $225.00 per hour for its services, including those of Mr. Mastridge, and reimbursed Danforth Advisors, LLC for expenses.

(10)	Amount represents $7,800 for matching contributions made by the Company to Mr. Chakoutis’ tax-qualified 401(k) Savings Plan account and premiums in the amount of $650 for a life insurance policy.

(11)	Amount represents $9,096 for matching contributions made by the Company to Mr. Chakoutis’ tax-qualified 401(k) Savings Plan account and premiums in the amount of $800 for a life insurance policy.

Discussion of Summary Compensation Table and Related Matters

2020 Executive Compensation

Salary and Bonus

In 2020, the Board of Directors reviewed the overall executive compensation of the Company’s named executive officers. Based on a variety of factors, with respect to the named executive officers, the Board of Directors elected to not approve any salary increases or cash incentive compensation for 2020, except with respect to Mr. Chakoutis, our former Vice President of Finance, pertaining to the offer letter entered into on March 24, 2020 with the Company and described below.

Long-Term Equity Incentive Compensation

Based in part of the long-term equity incentive grants made in fiscal 2018 to the named executive officers, in 2020, the Board of Directors did not approve any grants of long-term equity incentive awards to the named executive officers. Reference is made to the grants made to Mr. Chakoutis, our former Vice President of Finance, in connection with his offer letter entered into with the Company and described below.

Historically, when granted, the long-term equity incentive awards are granted in an effort to achieve certain key objectives, including (i) to attract and retain high performing and experienced executives, (ii) motivate and reward executives whose knowledge, skills and performance are critical to our success, and (iii) to align the interests of our executives and our stockholders by providing our executives with strong incentives to increase stockholder value and a significant reward for doing so. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of awards among total executive compensation are also historically based on our understanding of market practices of our peers and take into account additional factors such as level of individual responsibility, experience and performance.

Retirement and Other Benefits

We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Code. We are responsible for administrative costs of the 401(k) plan. We may, in our discretion, make matching contributions to the 401(k) plan. In addition, all full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical coverage, vision coverage, dental coverage, disability insurance, and life insurance.

Employment Agreements

William Fodor, Ph.D., our Chief Scientific Officer

On July 2, 2018, William Fodor, Ph.D., our Chief Scientific Officer became an employee of the Company. The employment commenced in accordance with an offer letter executed as of June 4, 2018. Dr. Fodor is an at-will employee and his offer letter provides for an annual base salary in the amount of three hundred five thousand dollars ($305,000). Dr. Fodor is eligible to participate in all of our employee benefit plans, including without limitation, our 2013 Equity Incentive Plan, retirement plans, stock purchase plans and medical insurance plans. Effective February 15, 2021, to support short term initiatives regarding management of expenses, we and Dr. Fodor mutually agreed to a temporary reduction of Dr. Fodor’s base salary by fifty percent (50%) to $152,500.

Hong Yu, our President

Effective as of May 29, 2018, the Board of Directors of the Company appointed Hong Yu as President of the Company. Prior to being elected President of the Company, Mr. Yu assisted the Company with strategic activities, including capital raising, and also assisted the Company’s lead investor, DST Capital, LLC, with respect to board, management and governance matters pertaining to the Company. Mr. Yu’s employment commenced in accordance with an offer letter executed as of May 16, 2018. Mr. Yu is an at-will employee and his offer letter provides for an annual base salary in the amount of one hundred and fifty thousand dollars ($150,000). Mr. Yu is eligible to participate in all of our employee benefit plans, including without limitation, our 2013 Equity Incentive Plan, retirement plans, stock purchase plans and medical insurance plans.

James McGorry, our former Chief Executive Officer

Prior to his resignation in 2020, we entered into an employment agreement with Mr. McGorry dated as of June 23, 2015 and effective as of July 6, 2015. Mr. McGorry’s employment agreement had a term of three years, but automatically renewed for successive one-year periods unless either party provided 90 days’ notice that it did not wish to extend the agreement. Mr. McGorry’s employment agreement provided for an annual base salary in the amount of three hundred seventy-five thousand dollars ($375,000) which was to be reevaluated on an annual basis by the Board of Directors or the compensation committee. Mr. McGorry was eligible to receive cash incentive compensation as determined by the Board of Directors or the compensation committee, and was also eligible to participate in all of our employee benefit plans, including without limitation, retirement plans, stock option plans, stock purchase plans and medical insurance plans.

Peter Chakoutis, our former Vice President of Finance

Following a brief departure in early 2020, Peter Chakoutis, was rehired as our Vice President of Finance on pursuant to an Offer Letter dated March 24, 2020 (or the 2020 Offer Letter). During fiscal 2019 and 2020 prior to his brief departure, Mr. Chakoutis’ employment was governed by an offer letter executed as of April 5, 2018 (or the 2018 Offer Letter). The 2018 Offer Letter provided for an annual base salary, which following his promotion in August 2020 was set at two hundred and one thousand dollars ($201,000). The 2020 Offer Letter provided for a weekly salary of $5,500 through May 15, 2020, and $5,000 thereafter. Pursuant to the 2020 Offer Letter, Mr. Chakoutis was also granted equity awards, being (I) stock awards based on performance goals, including (i) 15,000 shares of our common stock that were granted following the timely filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, (ii) 10,000 shares of our common stock that were granted upon timely filing of the definitive proxy statement for our 2020 Annual Meeting of Stockholders, and (iii) 10,000 shares of our common stock that were granted upon timely filing of our Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2020, and (II) an option to purchase 40,000 shares of our common stock, one quarter of which vested upon timely filing of our Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2020, and the remainder were scheduled to vest in twelve (12) equal quarterly increments on the first day of each calendar quarter starting with the first calendar quarter following the timely filing of such Form 10-Q. Mr. Chakoutis took a temporary leave of absence from the Company in August 2020 for personal reasons and thereafter in October 2020, the Board of Directors determined that Mr. Chakoutis would not be returning to the Company.

Potential Payments upon Termination and Change in Control Benefits

Peter Chakoutis, our Vice President of Finance

In accordance with his 2020 Offer Letter, in the event that Mr. Chakoutis was terminated for any reason other than for Cause, as such term is defined in the offer letter, prior to June 30, 2020, Mr. Chakoutis would receive his base salary through such date.

James McGorry, our former Chief Executive Officer

Employment Agreement Provisions

Mr. McGorry’s employment agreement provided for payments to be made to the executive in the event of his termination under certain circumstances. If the executive’s employment was terminated by us without “cause” (as such term is defined in the employment agreement) or by the executive for “good reason” (as such term is defined in the agreement), we were obligated to pay the executive the sum of his average annual base salary for the prior three fiscal years or annual salary for the prior fiscal year, whichever is higher, and his average annual cash incentive compensation for the prior three fiscal years or annual cash incentive compensation for the prior fiscal year, whichever is higher. Such payment was conditioned upon the executive’s execution of a general release of claims against us. In addition, all of the executive’s stock options or stock-based awards that would otherwise vest within the 12-month period following such termination would accelerate and become immediately exercisable. Executive may also have been entitled to certain payments in the event of a change in control of our Company. If the executive’s employment was terminated by us without cause or by the executive for good reason within 18 months of a change in control of our Company, the executive would have been entitled to receive a lump sum cash payment in an amount equal to the sum of the executive’s current or most recent annual salary and his most recent cash incentive compensation. In addition, in the event of a change in control, all of the executive’s stock options or stock-based awards would have accelerated and become immediately exercisable. In addition, in the event the executive is terminated due to death or disability, without cause or for good reason, or as a result of a change in control, we would have been required to continue to pay health insurance premiums for health insurance coverage for the executive and his immediate family for a period of one year following his termination.

Separation and Release Agreement

In connection with Mr. McGorry’s resignation in February 2020, the Company and Mr. McGorry entered into a separation and release agreement that included the following severance benefits, which in certain instances represented a modification from the requirements of Mr. McGorry’s employment agreement in relation to a termination without cause: (i) six months of his base salary paid in equal monthly installments over the course of twelve months; (ii) a grant of a fully vested non-qualified stock option to purchase 80,000 shares of common stock of the Company with an expiration date eighteen months following the effective date of his resignation, (iii) acceleration of vesting of certain outstanding equity awards; and (iv) that the outstanding vested options would be exercisable until the earlier of eighteen months following such effective date and the respective scheduled expiration date of such options.

REPORT OF THE COMPENSATION COMMITTEE

Under rules of the Securities and Exchange Commission, as a Smaller Reporting Company, we are not required to provide a report of the Compensation Committee.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, the Board of Directors and the Compensation Committee consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors.

Directors who are also employees of the Company receive no additional compensation for service as a director.

Our Board of Directors has approved the following compensation arrangements for our non-employee directors:

•	Initial grant of stock options with a value of $25,000 at the grant date to vest in full in equity quarterly increments over a period of one year from the grant date.

•	Annual compensation to consist of cash fees of $20,000 to be paid in quarterly increments, and a grant of stock options with a value of $25,000 at the grant date, with the grant date shall be the fifth business day following the Corporation’s annual stockholders meeting, with all such awards to vest in full in equity quarterly increments over a period of one year from the grant date.

•	In addition, all non-employee directors shall be reimbursed for their expenses incurred in connection with attending Board and Committee meetings.

DIRECTOR COMPENSATION TABLE

 The following table presents the compensation provided by us to the non-employee directors who served during the fiscal year ended December 31, 2020.

Name	Fees earned or paid in cash(1)	Option awards (2)(3)	Total
Jason Jing Chen	$20,000	$44,996	$64,996
Matthew Dallas	$1,863	$0	$1,863
Ting Li	$20,000	$44,996	$64,996
James Shmerling, DHA FACHE	$20,000	$44,996	$64,996
Jeffrey Young	$13,260	$29,833	$43,093
Wei Zhang MD, Ph.D	$20,000	$44,996	$64,996

(1)	The amounts set forth in the table represent the amounts earned by the directors in 2020, which for Mr. Dallas and Mr. Young are pro-rated for the time they were directors. As of April 26, 2021, no such cash has been paid to the directors.

(2)	Based on the aggregate grant date fair value computed in accordance with the provisions of FASB ASC 718, “Compensation — Stock Compensation”. Assumptions used in the calculation of this amount are included under Share-Based Compensation in Note 13 to our audited financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13, 2021.

(3)	The aggregate number of option awards outstanding and held by each non-employee director at our fiscal year ended December 31, 2020 were 58,743 for Mr. Chen, 52,459 for Ms. Li, 51,189 for Dr. Shmerling and 56,317 for Dr. Zhang.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — 2020

The following table sets forth information concerning the number and value of exercisable and unexercisable options to purchase Common Stock, and the number of restricted stock units held by our named executive officers as of December 31, 2020.

	Option Awards					Restricted Stock Units
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Securities Underlying Restricted Stock Units
William Fodor, Ph.D	78,483	26,160	(1)	$2.72	5/29/2028	—
	20,929	83,714	(2)	$2.72	5/29/2028	—

Hong Yu	78,483	26,160	(1)	$2.72	5/29/2028	—
	20,929	83,714	(2)	$2.72	5/29/2028	—

(1)	The option was granted on May 29, 2018 and, assuming continued employment with our Company, the unvested shares become exercisable in equal installments on December 31 of each of 2018, 2019, 2020 and 2021.

(2)	The option was granted on May 29, 2018 and, assuming continued employment with our Company, the unvested shares become exercisable based to the achievement of certain milestone targets determined by our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Common Stock is currently our only class of voting securities issued and outstanding. The following table sets forth information regarding the beneficial ownership of all classes of our voting securities as of April 26, 2021 by: (i) all persons known by us to own beneficially more than 5% of our voting securities; (ii) each of our directors and nominee for Director; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 26, 2021 through the exercise of any warrant, stock option or other right. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Common stock subject to options currently exercisable, or exercisable within 60 days after April 26, 2021, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent spouses share authority under community property laws.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Shares	Percent

Greater than 5% Holder

DST Capital LLC and Affiliates	3,037,722	32.3% (3)
Du Xiaoyu	750,000	8.0% (4)
Zhou Heping	500,000	5.3% (5)

Named Executive Officers

Hong Yu	450,067	4.6% (6)
William Fodor, Ph.D	99,412	1.0% (7)

Non-employee Directors

Jason Jing Chen	231,687	2.4% (8)
Ting Li	49,474	*%(9)
Herman Sanchez	4,103	*%(10)
James Shmerling, DHA FACHE	48,204	*%(11)
Wei Zhang MD, Ph.D	53,332	*%(12)

All current executive officers and directors, as a group (7 persons)	936,279	9.1% (13)

________________________

*	Represents less than 1% of all of the outstanding shares of Common Stock (as calculated in accordance with footnote (2) below).

(1)	Unless otherwise indicated, the address for all persons shown is c/o Biostage, Inc., 84 October Hill Road, Suite 11, Holliston, Massachusetts 01746-1371.

(2)	Based on 9,388,407 shares of Common Stock outstanding on April 26, 2021, together with the applicable options and warrants held by the respective stockholder in the table above that become exercisable within 60 days.

(3)	This information is based upon a Schedule 13D (Amendment No. 7) filed jointly by DST Capital LLC (“DST Capital”), and Bin Zhao reporting beneficial ownership as of September 11, 2020. Consists of 3,030,722 shares of Common Stock and warrants to purchase up to 7,000 shares of Common Stock. The warrants are subject to a 49.99% beneficial ownership limitation, if applicable.

(4)	This information is based upon a Schedule 13D filed by Du Xiaoyu reporting beneficial ownership as of May 29, 2018.

(5)	This information is based upon a Schedule 13D filed by Zhou Heping reporting beneficial ownership as of May 29, 2018.

(6)	Includes 300,000 warrants transferred from DST Capital to Mr. Yu’s wife, of which such warrants Mr. Yu disclaims beneficial ownership, 50,655 shares of Common Stock, as well as options to acquire 99,412 shares exercisable within 60 days of April 26, 2021.

(7)	Includes options to acquire 99,412 shares exercisable within 60 days of April 26, 2021.

(8)	Consists of 36,000 shares of Common Stock, warrants to purchase up to 174,000 shares of Common Stock, and options to acquire 21,687 shares exercisable within 60 days of April 26, 2021.

(9)	Includes options to acquire 49,474 shares that are exercisable within 60 days of April 26, 2021.

(10)	Includes options to acquire 4,103 shares that are exercisable within 60 days of April 26, 2021.

(11)	Includes options to acquire 48,204 shares that are exercisable within 60 days of April 26, 2021.

(12)	Includes options to acquire 53,332 shares that are exercisable within 60 days of April 26, 2021.

(13)	Includes options to acquire 375,624 shares and warrants to purchase up to 474,000 shares, that are all exercisable within 60 days of April 26, 2021, and 86,655 shares of Common Stock. Includes 300,000 warrants transferred from DST Capital to Mr. Yu’s wife, of which such warrants Mr. Yu disclaims beneficial ownership.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2020 concerning the number of shares of Common Stock issuable under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	1,599,720	6.33	3,480,470	(2)

Equity compensation plans not approved by security holders	—	—	—

Total	1,599,720	6.33	3,480,470

________________________

(1)	Consists of our Amended and Restated Equity Incentive Plan and our Employee Stock Purchase Plan.

(2)	Includes 3,477,504 shares available for future issuance under our Amended and Restated Equity Incentive Plan and 2,966 shares available for future issuance under our Employee Stock Purchase Plan.

TRANSACTIONS WITH RELATED PERSONS

The Audit Committee charter sets forth the standards, policies and procedures that we follow for the review, approval or ratification of any related person transaction that we are required to report pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. Under the Audit Committee charter, which is in writing, the Audit Committee must conduct an appropriate review of these related person transactions on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee relies on management to identify related person transactions and bring them to the attention of the Audit Committee.

During the 2019 and 2020 fiscal years, we were not a participant in any related person transactions that required disclosure under this heading.

DELINQUENT SECTION 16(a) REPORTS

Our executive officers, Directors and beneficial owners of more than 10% of our Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to us.

Based solely on a review of the copies of the reports furnished to us, and written representations from certain reporting persons that no other reports were required, we believe that during the year ended December 31, 2020, the reporting persons complied on a timely basis with all Section 16(a) filing requirements applicable to them, except for Peter Chakoutis, who had one late Form 4 filing reporting a stock award, and DST Capital LLC, which had one late filing reporting warrant transfers.

EXPENSES OF SOLICITATION

We will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain of our Directors, officers and employees (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram, personal interview, facsimile, e-mail or other means of electronic communication. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of Common Stock held of record by them as of the Record Date, and such custodians will be reimbursed for their expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

In order to be considered for inclusion in our proxy statement and form of proxy for our 2022 annual meeting, stockholder proposals intended to be presented at our 2022 annual meeting of stockholders must be received by us on or before January 7, 2022. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in our proxy statement and form of proxy and should be mailed to: Secretary, Biostage, Inc., 84 October Hill Road, Suite 11, Holliston, Massachusetts 01746-1371.

To the extent a stockholder of record wishes to have a stockholder proposal considered at an annual meeting even though such proposal is not included in our proxy statement, our By-laws provide that such stockholder of record must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to our Secretary at our principal executive office not less than 90 days or not more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be delivered not earlier than 120 days prior to the date of such meeting and not later than the later of (i) 10 days following the date of public announcement of the date of such meeting or (ii) 90 days prior to the date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

SUBMISSION OF SECURITYHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES

All securityholder recommendations for Director candidates must be submitted in writing to our Secretary at Biostage, Inc., 84 October Hill Road, Suite 11, Holliston, Massachusetts 01746-1371, who will forward all recommendations to the Governance Committee. All securityholder recommendations for Director candidates must be submitted to us not less than 120 calendar days prior to the anniversary of the date on which our proxy statement was released to securityholders in connection with the previous year’s annual meeting. All securityholder recommendations for Director candidates must include:

•	the name and address of record of the securityholder,

•	a representation that the securityholder is a record holder of our securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934,

•	the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate,

•	a description of the qualifications and background of the proposed Director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors and set forth in the Governance Committee Charter,

•	a description of all arrangements or understandings between the securityholder and the proposed Director candidate,

•	the consent of the proposed Director candidate to be named in the proxy statement, to have all required information regarding such Director candidate included in the proxy statement, and to serve as a Director if elected, and

•	any other information regarding the proposed Director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with the Board of Directors may do so by sending a written communication to any Director at the following address: Biostage, Inc., 84 October Hill Road, Suite 11, Holliston, Massachusetts 01746-1371. The mailing envelope should contain a notation indicating that the enclosed letter is a “Stockholder-Board Communication”. All such letters should clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. Our Secretary or his designee will make a copy of any stockholder communication so received and promptly forward it to the Director or Directors to whom it is addressed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, retention, termination, compensation and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. To execute this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence and whether the independent registered public accounting firm should be rotated, and considers the advisability and potential impact of selecting a different independent registered public accounting firm.

RSM US LLP has served as our independent registered public accounting firm since July 10, 2018. The Audit Committee and the Board of Directors are commencing a competitive process to determine our independent registered public accounting firm for the fiscal year ending December 31, 2021. As such, the Board of Directors has not submitted any appointment of an independent registered public accounting firm to our stockholders for ratification in connection with the Annual Meeting.

A representative of RSM US LLP is expected to be present virtually at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.

The following table provides a summary of fees for professional services provided by RSM US, LLP, our independent registered public accounting firm, during the fiscal years ended December 31, 2020 and 2019, in each of the following categories as set forth in the table below.

	2020	2019	Total
Audit Fees (1)	$228,184	$212,625	$440,809
Tax Fees (2)	$18,585	16,065	$34,650
Total Fees	$246,789	$228,690	$475,479

(1)	Audit Fees for both 2020 and 2019 included fees associated with the annual audit of our consolidated financial statements, and the reviews of our Quarterly Report on Form 10-Q. Audit Fees for RSM for 2020 included fees relating to the filing of a Registration Statement on Form S-8.

(2)	Tax Fees included domestic and international tax compliance, tax advice and tax planning.

All of the services performed in the years ended December 31, 2020 and December 31, 2019 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services to be provided to us by the independent registered public accounting firm. The Audit Committee’s authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. The Audit Committee has delegated this pre-approval authority to its Chairman for non-audit services with aggregate fees of $10,000 or less. In addition, the Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the independent registered public accounting firm’s independence.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

Owners of Common Stock in street name may receive a notice from their broker or bank stating that only one notice of internet availability of proxy materials, annual report or proxy statement will be delivered to multiple stockholders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate notice of internet availability of proxy materials, annual report or proxy statement, we will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at Biostage, Inc., 84 October Hill Road, Suite 11, Holliston, Massachusetts 01746-1371 or by telephone at (774) 233-7300. In addition, any stockholder who receives multiple copies at the same address can request delivery of a single copy by notifying our investor relations department pursuant to the contact information provided above.

OTHER MATTERS

The Board of Directors does not know of any matters, other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE CAST YOUR VOTE ONLINE, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND PROMPTLY RETURNING YOUR PROXY CARD OR VOTING INSTRUCTIONS CARD IN THE POSTAGE-PAID ENVELOPE (WHICH WILL BE PROVIDED TO THOSE STOCKHOLDERS WHO REQUEST PAPER COPIES OF THESE MATERIALS BY MAIL) BEFORE THE ANNUAL MEETING SO THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

THIS PROXY STATEMENT IS ACCOMPANIED BY THE COMPANY’S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2020. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2020 AND ANY EXHIBITS THERETO TO ANY STOCKHOLDER, UPON WRITTEN REQUEST TO BIOSTAGE, INC., 84 OCTOBER HILL ROAD, SUITE 11, HOLLISTON, MASSACHUSETTS 01746-1371. A LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE AVAILABLE FOR INSPECTION BY STOCKHOLDERS DURING REGULAR BUSINESS HOURS AT OUR OFFICES AND THE OFFICES OF OUR TRANSFER AGENT DURING THE TEN DAYS PRIOR TO THE ANNUAL MEETING AS WELL AS AT THE VIRTUAL ANNUAL MEETING.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D53811-P57606 ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. BIOSTAGE, INC. 84 OCTOBER HILL ROAD SUITE 11 HOLLISTON, MA 01746 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 23, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BSTG2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 23, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NOTE: Such business as may properly come before the Annual Meeting of Stockholders or any adjournments or postponements thereof. BIOSTAGE, INC. 01) Ting Li 1. Election of Director Nominee: The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

D53812-P57606 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. BIOSTAGE, INC. Annual Meeting of Stockholders June 24, 2021 8:30 AM, EDT To be held virtually at: www.virtualshareholdermeeting.com/BSTG2021 This proxy is solicited by the Board of Directors I have received the Notice of 2021 Annual Stockholders' Meeting to be held on June 24, 2021, and the related Proxy Statement furnished by Biostage, Inc.'s Board of Directors. The stockholder(s) hereby appoint(s) Shunfu Hu and Peter Pellegrino, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIOSTAGE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, EDT held live via audio webcast at www.virtualshareholdermeeting.com/BSTG2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side